FedFirst Financial Corporation 8-K

Exhibit 99.1

PRESS RELEASE

Contact:
Patrick G. O’Brien
President and Chief Executive Officer
(724) 684-6800

FEDFIRST FINANCIAL CORPORATION
ANNOUNCES INITIAL QUARTERLY CASH DIVIDEND

Monessen, Pennsylvania – November 16, 2010.  FedFirst Financial Corporation (Nasdaq “FFCO”) today announced that its Board of Directors has declared a quarterly cash dividend of $0.03 per outstanding share of common stock.  The dividend will be paid on or about December 31, 2010 to stockholders of record as of the close of business on December 15, 2010.  This is the first cash dividend since the Company completed its initial stock offering on September 21, 2010 in connection with the conversion of First Federal Savings Bank from the mutual holding company to the stock holding company form of organization.

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.